UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2011

CHICOPEE BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-51996	20-4840562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

70 Center Street, Chicopee, Massachusetts		01013
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (413) 594-6692

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Explanatory Note

This amendment on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K for Chicopee Bancorp, Inc. (the “Company”) filed with the Securities and Exchange Commission on October 3, 2011. The sole purpose of this Amendment is to correct the number of shares that the Company may repurchase under its sixth stock repurchase program.  The correct number of shares that may be repurchased is up to 287,000 shares.

Item 8.01                      Other Events

On September 29, 2011, the Board of Directors of the Company, the holding company for Chicopee Savings Bank, adopted the Company’s sixth stock repurchase program (the “Program”).  Under the Program, the Company will acquire up to 287,000 shares, or approximately 5%, of the Company’s outstanding common stock. The press release issued by the Company announcing the sixth stock repurchase program is included as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

Exhibit 99.1	Press Release dated September 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHICOPEE BANCORP, INC.
DATE: October 4, 2011	By:	/s/ Guida R. Sajdak
Guida R. Sajdak
Senior Vice President, Chief Financial Officer and Treasurer